     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 23, 2004


                                                               FILE NO. 811-2611
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   FORM N-1A


REGISTRATION STATEMENT UNDER THE
INVESTMENT COMPANY ACT OF 1940
      AMENDMENT NO. 25                                           [X]


                            VAN KAMPEN EXCHANGE FUND
                        A CALIFORNIA LIMITED PARTNERSHIP
(EXACT NAME OF REGISTRANT AS SPECIFIED IN THE AGREEMENT OF LIMITED PARTNERSHIP)

                                1 PARKVIEW PLAZA
                                  PO BOX 5555

                     OAKBROOK TERRACE, ILLINOIS 60181-5555

               (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)(ZIP CODE)

                                 (630) 684-6000


              (REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE)


                              A. THOMAS SMITH III
                               MANAGING DIRECTOR
                          VAN KAMPEN INVESTMENTS INC.
                          1221 AVENUE OF THE AMERICAS
                                   22ND FLOOR

                            NEW YORK, NEW YORK 10020

                    (NAME AND ADDRESS OF AGENT FOR SERVICE)

                             ---------------------

                                   Copies to:

                             WAYNE W. WHALEN, ESQ.

                            CHARLES B. TAYLOR, ESQ.


                    SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP

                             333 WEST WACKER DRIVE
                            CHICAGO, ILLINOIS 60606
                                 (312) 407-0700

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                            VAN KAMPEN EXCHANGE FUND

                                     PART A

                      INFORMATION REQUIRED IN A PROSPECTUS


     Van Kampen Exchange Fund (the "Registrant" or the "Fund") is an open-end diversified management investment company, registered under the Investment Company Act of 1940, as amended (the "1940 Act"), and formed on December 4, 1975 under the Uniform Limited Partnership Act of California. The Registrant commenced business as an investment company on December 13, 1976.


     Items 1, 2, 3, 5 and 9 of Part A are omitted pursuant to General Instruction B.2. of Form N-1A.

     This Prospectus, which incorporates by reference the entire Statement of Additional Information, concisely sets forth certain information about the Registrant that a prospective investor should know before investing in shares of the Registrant. Shareholders should read this Prospectus carefully and retain it for future reference. A copy of the Statement of Additional Information may be obtained without charge by calling (800) 847-2424 or for Telecommunications Device for the Deaf at (800) 421-2833. The Statement of Additional Information has been filed with the Securities and Exchange Commission ("SEC") and is available along with other related materials at the SEC's internet web site (http://www.sec.gov).


     This Prospectus is dated April 23, 2004.


ITEM 4.  INVESTMENT OBJECTIVES, PRINCIPAL INVESTMENT STRATEGIES, AND RELATED
         RISKS.

     The Registrant's principal investment objective is long-term growth of capital, while the production of current income is an important secondary objective. Under normal market conditions, the Registrant seeks to achieve these objectives by investing primarily in common stocks or convertible securities of companies believed to have long-term growth potential. The Registrant does not intend to engage to any significant degree in active or frequent trading of portfolio securities. The Registrant's portfolio turnover is reported in its financial statements. The Registrant may, however, for defensive purposes, temporarily invest all or a portion of its assets in other types of securities, including investment grade bonds, preferred stocks and money market obligations such as government securities, certificates of deposit and commercial paper. In taking a temporary defensive position, the Registrant would temporarily not be pursuing and may not achieve its investment objective. The foregoing policies may not be changed without approval of a majority of the Registrant's outstanding voting securities, as defined in the 1940 Act. The Registrant's temporary investments may consist of U.S. Treasury Bills and U.S. Treasury Bonds, both issued by and supported by the full faith and credit of the United States Government, and commercial paper rated P-1, if by Moody's Investors Service, Inc., or A-1 if by Standard & Poor's and repurchase agreements with domestic banks and broker-dealers.

     The Registrant is subject to market risk. Market risk is the possibility that the market values of securities owned by the Registrant will decline. Market risk may affect a single issuer, industry, sector of the economy or the market as a whole. Investments in common stocks and convertible securities generally are affected by changes in the stock markets, which fluctuate substantially over time, sometimes suddenly and sharply.

ITEM 6.  MANAGEMENT, ORGANIZATION AND CAPITAL STRUCTURE.

     The business and affairs of the Registrant are managed under the direction of the Board of Managing General Partners of the Registrant. Subject to the Managing General Partners' oversight, the Adviser (defined below) determines the investment of the Registrant's assets, provides administrative services and manages the Registrant's business and affairs.


     Van Kampen Asset Management ("Asset Management" or the "Adviser"), serves as investment adviser to the Registrant. The Adviser is a wholly owned subsidiary of Van Kampen Investments Inc. ("Van Kampen Investments"). Van Kampen Investments is a diversified asset management company that administers more than three million retail investor accounts, has extensive capabilities for managing institutional portfolios and has more than $87 billion under management or supervision as of March 31, 2004. Van Kampen Investments has more than 50 open-end funds, more than 30 closed-end funds and more than 2,700 unit investment trusts that are distributed by authorized dealers nationwide. Van Kampen Investments is an indirect wholly owned subsidiary of Morgan Stanley, a preeminent global financial services firm that maintains leading market positions in each of its three primary businesses: securities, asset management and credit services. Morgan Stanley is a full service securities firm engaged in securities trading and brokerage activities, investment banking, research and analysis, financing and financial advisory services. The Adviser's principal office is located at 1221 Avenue of the Americas, New York, New York 10020.



     The Registrant retains the Adviser to manage the investment of its assets and to place orders for the purchase and sale of its portfolio securities. Under an investment advisory agreement between the Adviser and the Registrant (the "Advisory Agreement"), the Registrant pays the Adviser a fee monthly calculated at the annual rate of 0.50% of average daily net assets of the Registrant. Under the Advisory Agreement, the Registrant also reimburses the Adviser for the cost of the Registrant's accounting services, which include maintaining its financial books and records and calculating its daily net asset value. For the fiscal year ended December 31, 2003, advisory fees paid by the Registrant equaled 0.50% of the Registrant's average daily net assets.



     The Registrant is managed by the Adviser's Enterprise team. The team is made up of established investment professionals. Current members of the team include Stephen L. Boyd, a Managing Director of the Adviser, Mary Jayne Maly, an Executive Director of the Adviser, and Thomas Copper, a Vice President of the Adviser. The composition of the team may change without notice from time to time.



     Other operating expenses paid by the Registrant include transfer agency fees, custodial fees, legal and accounting fees, the costs of reports and proxies to partners, managing general partners' fees, and all other business expenses not specifically assumed by the Adviser. For the fiscal year ended December 31, 2003, the Registrant's other operating expenses were 0.28% of average net assets.


ITEM 7.  SHAREHOLDER INFORMATION.

     The Registrant has outstanding units of partnership interest ("shares") with equal rights to participate in distributions made by the Registrant and equal rights to the Registrant's assets. Each share is entitled to one vote and there is no cumulative voting. If the Registrant were unable to pay its liabilities, partners receiving distributions could be liable to creditors of the Registrant to the extent of such distributions, plus interest.

     The Registrant will determine its net asset value as of the close of each business day on the New York Stock Exchange. The Registrant's net assets equal the value of its portfolio securities, plus all cash and other assets (including dividends and interest accrued but not collected) less all liabilities (including accrued expenses but excluding partner capital contributions). The Registrant's portfolio securities are valued at the last sales price on the exchange where principally traded, or, if no sale occurred on that day, at the mean between the closing bid and asked prices; securities not so traded are valued in like manner, if market quotations are available, or at the mean between the highest bid and the lowest asked prices if there is no last sales price or closing bid and asked prices. The value of any other securities and assets is their fair value as determined in good faith by the Adviser based on procedures approved by the Managing General Partners.


     Shareholders may redeem shares at any time, without charge by the Registrant, at the next determined net asset value per share by submitting a written request in proper form to the Registrant's transfer agent, Van Kampen Investor Services, Inc. ("Investor Services"), PO Box 947, Jersey City, New Jersey 07303-0947, by placing the redemption request through an authorized dealer or by calling the Registrant. Redemptions are priced at the next determined net asset value per share after acceptance by Investor Services of the request and any other necessary documents in proper order and payment for shares redeemed will be made within seven days thereafter. Redemptions are not made on days during which the New York Stock Exchange is closed. The right of redemption may be suspended and the payment therefor may be postponed for more than seven days during any period when (a) the New York Stock Exchange is closed for other than customary weekends or holidays; (b) the SEC determines trading on the New York Stock Exchange is restricted; (c) the SEC determines an emergency exists as a result of which disposal by the Registrant of securities owned by it is not reasonably practicable or it is not reasonably practicable for the Registrant to fairly determine the value of its net assets; or (d) the SEC, by order, so permits.

     The shares redeemed (other than redemptions under a systematic withdrawal plan) may be paid in cash or securities, at the option of the Registrant, and will ordinarily be paid in whole or in part in securities. The Registrant's valuation will determine the quantity of securities tendered. The Registrant will select securities for tender in redemptions based on tax or investment considerations.

     While there is no charge when shares are redeemed or repurchased through the Registrant or through Van Kampen Funds Inc., an affiliate of the Adviser, dealers may make a charge for effecting a repurchase. Payment for shares redeemed may be postponed or the right of redemption suspended as provided by the rules of the SEC.


     The Registrant makes quarterly distributions of net investment income, exclusive of capital gains (such distribution, "ordinary income distributions"), to the partners. The Managing General Partners determine each year whether and to what extent any realized capital gains are to be distributed and such distributions, if any, will be made annually. Distributions, when made, are made equally among the outstanding shares held by shareholders. Ordinary income distributions and capital gains distributions are automatically applied to purchase additional shares of the Registrant at the next determined net asset value unless the shareholder instructs otherwise.


     The Registrant is classified as a partnership for federal income tax purposes. Each partner is required to report on his personal federal income tax return his share of the Registrant's income, gains, losses, deductions and expenses for the taxable year of the Registrant ending within or with his taxable year, regardless of whether cash or other properties are distributed. For federal income tax purposes, capital gain or loss is allocated equally among shares outstanding on the day recognized, and all other items of the Registrant's income, gain, loss, deduction and expense during a year are allocated to each partner in the proportion which the total number of shares such partner held on each day during the year bears to the total of the outstanding shares of the Registrant on each day during the year.

     The tax basis to each partner for his shares in the Registrant is determined by reference to the basis of the securities and any money that he contributed to the Registrant in exchange for his shares, increased by his share of the Registrant's taxable income and decreased (but not below zero) principally by the Registrant's distributions and his share of the Registrant's net losses. If cash distributed exceeds basis, the excess generally will be taxable as gain from the sale of a capital asset. The Registrant's tax basis in the securities contributed by the partners is the same as that of the partners contributing such securities.

     Redemptions for cash generally will be taxable as capital gains to the extent that such cash exceeds a partner's adjusted tax basis in his shares of the Registrant. The receipt of securities on redemption is not a taxable event to the partner or to the Registrant. The partner's basis in securities received on redemption will be the same as the Registrant's. Net long-term capital gains realized by the Registrant will be taxable to the partners at the current capital gain rates.


     The Jobs and Growth Tax Relief Reconciliation Act of 2003 (the "2003 Tax Act") contains provisions that reduce the U.S. federal income tax rates on (1) long-term capital gains received by individuals and (2) "qualified dividend income" received by individuals from certain domestic and foreign corporations. The reduced rate for capital gains generally applies to long-term capital gains from sales or exchanges recognized on or after May 6, 2003, and ceases to apply for taxable years beginning after December 31, 2008. The reduced rate for dividends generally applies to "qualified dividend income" received in taxable years beginning after December 31, 2002 and ceases to apply for taxable years beginning after December 31, 2008. Because the Registrant's investment portfolio consists primarily of common stocks, a portion of the ordinary income distributions from the Registrant may be eligible for the reduced rate applicable to "qualified dividend income" in the hands of partners who are individuals (subject to certain holding period requirements). Capital gains distributions from the Registrant that are attributable to long-term capital gains will be eligible for the reduced rate applicable to long-term capital gains in the hands of partners who are individuals.


ITEM 8.  DISTRIBUTION ARRANGEMENTS.

        Not Applicable.

                            VAN KAMPEN EXCHANGE FUND

                                     PART B

         INFORMATION REQUIRED IN A STATEMENT OF ADDITIONAL INFORMATION

ITEM 10.  COVER PAGE AND TABLE OF CONTENTS.

     This Statement of Additional Information is not a prospectus. This Statement of Additional Information should be read in conjunction with the Van Kampen Exchange Fund (the "Fund" or "Registrant") prospectus (the "Prospectus") dated as of the same date as this Statement of Additional Information. This Statement of Additional Information does not include all of the information a prospective investor should consider before purchasing shares of the Registrant. Investors should obtain and read the Prospectus prior to purchasing shares of the Registrant. A Prospectus may be obtained without charge by writing or calling Van Kampen Funds Inc. (the "Distributor"), 1 Parkview Plaza, P.O. Box 5555, Oakbrook Terrace, Illinois 60181-5555, at (800) 341-2911.


     This Statement of Additional Information is dated April 23, 2004.



                                                                          PAGE
                                                                          ----
          Fund History................................................    B-1
          Description of the Fund and its Investment Risks............    B-1
          Management of the Registrant................................    B-3
          Control Persons and Principal Holders of Securities.........    B-12
          Investment Advisory and Other Services......................    B-12
          Brokerage Allocation and Other Practices....................    B-14
          Capital Stock and Other Securities..........................    B-15
          Purchase, Redemption and Pricing of Shares..................    B-15
          Taxation of the Fund........................................    B-15
          Underwriters................................................    B-15
          Calculation of Performance Data.............................    B-16
          Financial Statements........................................    B-16
          Report of Independent Auditors..............................    F-1


ITEM 11.  FUND HISTORY.

     The Registrant was formed on December 4, 1975 under the Uniform Limited Partnership Act of California. The Registrant commenced business as an investment company on December 13, 1976 under the name American General Exchange Fund.

     On September 9, 1983, the name of the Registrant was changed from American General Exchange Fund to American Capital Exchange Fund. The name of the Registrant was changed from American Capital Exchange Fund to Van Kampen American Capital Exchange Fund (a California Limited Partnership) on April 26, 1996. The Registrant began using its current name on December 9, 1998.

ITEM 12.  DESCRIPTION OF THE FUND AND ITS INVESTMENT RISKS.

     The Registrant is a diversified open-end management investment company registered under the Investment Company Act of 1940, as amended ("1940 Act"). The Registrant's principal investment objective is long-term growth of capital, while the production of current income is an important secondary objective. Under normal market conditions, the Registrant seeks to achieve these objectives by investing primarily in common stocks or convertible securities of companies believed to have long-term growth potential. In seeking to attain its investment objectives of long-term growth of capital, and, secondarily, production of income, the Registrant will acquire securities for long-term appreciation and does not intend to engage to any significant degree in short-term trading. Capital gains taxes will be considered in determining the sale of portfolio securities. However, sales will be effected whenever believed to be in the best interests of the Partners, even though capital gains may be recognized thereby.

     The Registrant has no present intention of investing in corporate bonds, preferred stocks or certificates of deposit in an amount in excess of 5% of the value of its net assets.

     The Registrant has adopted certain fundamental investment restrictions which may not be changed without approval by the vote of a majority of its outstanding voting securities, which is defined by the 1940 Act, as the lesser of (i) 67% or more of the voting securities present at a meeting, if the holders of more than 50% of the outstanding voting securities are present or represented by proxy, or (ii) more than 50% of the outstanding voting securities. The percentage limitations contained in the restrictions and policies set forth herein apply at the time of purchase of the securities. With respect to the limitations on illiquid securities and borrowings, the percentage limitations apply at the time of purchase and on an ongoing basis. The Registrant may not:

     (1) Purchase securities on margin or make short sales.

     (2) Purchase or write any options, puts, calls, straddles, spreads or combinations thereof.

     (3) Borrow money, except from banks for a purpose other than the purchase of securities, such borrowing not to exceed 5% of the Registrant's total assets at market value at the time of borrowing. Any such borrowing may be secured provided that not more than 10% of the total assets at market value at the time of pledging may be used as security for such borrowings.

     (4) Engage in the underwriting of securities or invest in securities subject to restrictions on resale.

     (5) Invest more than 25% of its assets at market value at the time of purchase in securities of companies all of which conduct their principal activities in the same industry.

     (6) Invest in real estate (including interests in real estate investment trusts) or invest in oil, gas or mineral exploration or development programs, except in publicly traded securities of issuers which engage in such business.

     (7) Buy or sell commodities or commodity contracts.

     (8) Make loans of money or securities to other persons provided that this limitation shall not prevent the purchase of a portion of an issue of bonds, notes, debentures or other debt securities which are publicly distributed or of a type customarily purchased by institutional investors.

     (9) Invest more than 5% of its total assets at market value at the time of purchase in the securities of any one issuer (other than obligations of the United States Government or any instrumentalities thereof).

     (10) Purchase securities if such purchase would result in the Registrant owning more than 10% of the outstanding voting securities of any one issuer at the time of purchase.

     (11) Invest in securities of companies which have a record, together with their predecessors, of less than three years of continuous operation.

     (12) Purchase securities issued by any other investment company or investment trust.

     (13) Purchase or hold securities of any company if any of its General Partners, or officers or directors of the Registrant's investment adviser, who beneficially own more than 0.50% of the securities of that company together own beneficially more than 5% of the securities of such company.

     (14) Invest in companies for the purpose of exercising control or management. (The Registrant's officers may be authorized to vote proxies issued with respect to its portfolio securities consistently with its investment objectives).

     (15) Invest in or hold warrants unless received with respect to securities held by the Registrant.

     (16) Invest in foreign securities unless listed at the time of purchase on the New York Stock Exchange.

     (17) Invest more than 5% of its total assets at market value at the time of purchase in equity securities which are not readily marketable.

     Registrant does not issue senior securities.

ITEM 13.  MANAGEMENT OF THE REGISTRANT.



     The business and affairs of the Registrant are managed under the direction of the Registrant's Managing General Partners and the Registrant's officers appointed by the Managing General Partners. The tables below list the managing general partners and executive officers of the Registrant and their principal occupations during the last five years, other directorships held by the managing general partners and their affiliations, if any, with Van Kampen Investments Inc. ("Van Kampen Investments"), Van Kampen Asset Management ("Asset Management" or the "Adviser"), Van Kampen Funds Inc. (the "Distributor"), Van Kampen Advisors Inc., Van Kampen Exchange Corp. and Van Kampen Investor Services Inc. ("Investor Services"). The term "Fund Complex" includes each of the investment companies advised by the Adviser or its affiliates as of the date of this Statement of Additional Information. Managing General Partners serve one year terms or until their successors are duly elected and qualified. Executive officers are annually elected by the managing general partners.


                     INDEPENDENT MANAGING GENERAL PARTNERS:




                                                                                   NUMBER OF
                                                                                   FUNDS IN
                                                                                     FUND
                                            TERM OF                                 COMPLEX
                                           OFFICE AND                              OVERSEEN
NAME, AGE AND ADDRESS         POSITION(S)  LENGTH OF                              BY MANAGING   OTHER DIRECTORSHIPS
OF INDEPENDENT MANAGING        HELD WITH      TIME     PRINCIPAL OCCUPATION(S)      GENERAL     HELD BY MANAGING
GENERAL PARTNER               REGISTRANT     SERVED    DURING PAST 5 YEARS          PARTNER     GENERAL PARTNER
David C. Arch (58)            Managing     Managing    Chairman and Chief             88        Trustee/Director/Managing
Blistex Inc.                  General      General     Executive Officer of                     General Partner of funds
1800 Swift Drive              Partner      Partner     Blistex Inc., a consumer                 in the Fund Complex.
Oak Brook, IL 60523                        since 1998  health care products
                                                       manufacturer. Former
                                                       Director of the World
                                                       Presidents
                                                       Organization-Chicago
                                                       Chapter. Director of the
                                                       Heartland Alliance, a
                                                       nonprofit organization
                                                       serving human needs based
                                                       in Chicago.

J. Miles Branagan (71)        Managing     Managing    Private investor.              86        Trustee/Director/Managing
1632 Morning Mountain Road    General      General     Co-founder, and prior to                 General Partner of funds
Raleigh, NC 27614             Partner      Partner     August 1996, Chairman,                   in the Fund Complex.
                                           since 2003  Chief Executive Officer
                                                       and President, MDT
                                                       Corporation (now known as
                                                       Getinge/Castle, Inc., a
                                                       subsidiary of Getinge
                                                       Industrier AB), a company
                                                       which develops,
                                                       manufactures, markets and
                                                       services medical and
                                                       scientific equipment.

Jerry D. Choate (65)          Managing     Managing    Prior to January 1999,         86        Trustee/Director/Managing
33971 Selva Road              General      General     Chairman and Chief                       General Partner of funds
Suite 130                     Partner      Partner     Executive Officer of the                 in the Fund Complex.
Dana Point, CA 92629                       since 2003  Allstate Corporation                     Director of Amgen Inc., a
                                                       ("Allstate") and Allstate                biotechnological company,
                                                       Insurance Company. Prior                 and Director of Valero
                                                       to January 1995,                         Energy Corporation, an
                                                       President and Chief                      independent refining
                                                       Executive Officer of                     company.
                                                       Allstate. Prior to August
                                                       1994, various management
                                                       positions at Allstate.

                                                                                   NUMBER OF
                                                                                   FUNDS IN
                                                                                     FUND
                                            TERM OF                                 COMPLEX
                                           OFFICE AND                              OVERSEEN
NAME, AGE AND ADDRESS         POSITION(S)  LENGTH OF                              BY MANAGING   OTHER DIRECTORSHIPS
OF INDEPENDENT MANAGING        HELD WITH      TIME     PRINCIPAL OCCUPATION(S)      GENERAL     HELD BY MANAGING
GENERAL PARTNER               REGISTRANT     SERVED    DURING PAST 5 YEARS          PARTNER     GENERAL PARTNER

Rod Dammeyer (63)             Managing     Managing    President of CAC, llc., a      88        Trustee/Director/Managing
CAC, llc.                     General      General     private company offering                 General Partner of funds
4350 LaJolla Village Drive    Partner      Partner     capital investment and                   in the Fund Complex.
Suite 980                                  since 1998  management advisory                      Director of Stericycle,
San Diego, CA 92122-6223                               services. Prior to July                  Inc., Ventana Medical
                                                       2000, Managing Partner of                Systems, Inc., GATX
                                                       Equity Group Corporate                   Corporation and Trustee
                                                       Investment (EGI), a                      of The Scripps Research
                                                       company that makes                       Institute and the
                                                       private investments in                   University of Chicago
                                                       other companies.                         Hospitals and Health
                                                                                                Systems. Prior to April
                                                                                                2004, Director of
                                                                                                TheraSense, Inc. Prior to
                                                                                                January 2004, Director of
                                                                                                TeleTech Holdings Inc.
                                                                                                and Arris Group, Inc.
                                                                                                Prior to May 2002,
                                                                                                Director of Peregrine
                                                                                                Systems Inc. Prior to
                                                                                                February 2001, Vice
                                                                                                Chairman and Director of
                                                                                                Anixter International,
                                                                                                Inc. and IMC Global Inc.
                                                                                                Prior to July 2000,
                                                                                                Director of Allied Riser
                                                                                                Communications Corp.,
                                                                                                Matria Healthcare Inc.,
                                                                                                Transmedia Networks,
                                                                                                Inc., CNA Surety, Corp.
                                                                                                and Grupo Azcarero Mexico
                                                                                                (GAM).

Linda Hutton Heagy (55)       Managing     Managing    Managing Partner of            86        Trustee/Director/Managing
Heidrick & Struggles          General      General     Heidrick & Struggles, an                 General Partner of funds
233 South Wacker Drive        Partner      Partner     executive search firm.                   in the Fund Complex.
Suite 7000                                 since 2003  Trustee on the University
Chicago, IL 60606                                      of Chicago Hospitals
                                                       Board, Vice Chair of the
                                                       Board of the YMCA of
                                                       Metropolitan Chicago and
                                                       a member of the Women's
                                                       Board of the University
                                                       of Chicago. Prior to
                                                       1997, Partner of Ray &
                                                       Berndtson, Inc., an
                                                       executive recruiting
                                                       firm. Prior to 1996,
                                                       Trustee of The
                                                       International House
                                                       Board, a fellowship and
                                                       housing organization for
                                                       international graduate
                                                       students. Prior to 1995,
                                                       Executive Vice President
                                                       of ABN AMRO, N.A., a bank
                                                       holding company. Prior to
                                                       1992, Executive Vice
                                                       President of La Salle
                                                       National Bank.

R. Craig Kennedy (52)         Managing     Managing    Director and President of      86        Trustee/Director/Managing
11 DuPont Circle, N.W.        General      General     the German Marshall Fund                 General Partner of funds
Washington, D.C. 20016        Partner      Partner     of the United States, an                 in the Fund Complex.
                                           since 2003  independent U.S.
                                                       foundation created to
                                                       deepen understanding,
                                                       promote collaboration and
                                                       stimulate exchanges of
                                                       practical experience
                                                       between Americans and
                                                       Europeans. Formerly,
                                                       advisor to the Dennis
                                                       Trading Group Inc., a
                                                       managed futures and
                                                       option company that
                                                       invests money for
                                                       individuals and
                                                       institutions. Prior to
                                                       1992, President and Chief
                                                       Executive Officer,
                                                       Director and member of
                                                       the Investment Committee
                                                       of the Joyce Foundation,
                                                       a private foundation.

                                                                                   NUMBER OF
                                                                                   FUNDS IN
                                                                                     FUND
                                            TERM OF                                 COMPLEX
                                           OFFICE AND                              OVERSEEN
NAME, AGE AND ADDRESS         POSITION(S)  LENGTH OF                              BY MANAGING   OTHER DIRECTORSHIPS
OF INDEPENDENT MANAGING        HELD WITH      TIME     PRINCIPAL OCCUPATION(S)      GENERAL     HELD BY MANAGING
GENERAL PARTNER               REGISTRANT     SERVED    DURING PAST 5 YEARS          PARTNER     GENERAL PARTNER

Howard J Kerr (68)            Managing     Managing    Prior to 1998, President       88        Trustee/Director/Managing
736 North Western Avenue      General      General     and Chief Executive                      General Partner of funds
P.O. Box 317                  Partner      Partner     Officer of Pocklington                   in the Fund Complex.
Lake Forest, IL 60045                      since 1998  Corporation, Inc., an                    Director of the Lake
                                                       investment holding                       Forest Bank & Trust.
                                                       company. Director of the
                                                       Marrow Foundation.

Jack E. Nelson (68)           Managing     Managing    President of Nelson            86        Trustee/Director/Managing
423 Country Club Drive        General      General     Investment Planning                      General Partner of funds
Winter Park, FL 32789         Partner      Partner     Services, Inc., a                        in the Fund Complex.
                                           since 2003  financial planning
                                                       company and registered
                                                       investment adviser in the
                                                       State of Florida.
                                                       President of Nelson Ivest
                                                       Brokerage Services Inc.,
                                                       a member of the NASD,
                                                       Securities Investors
                                                       Protection Corp. and the
                                                       Municipal Securities
                                                       Rulemaking Board.
                                                       President of Nelson Sales
                                                       and Services Corporation,
                                                       a marketing and services
                                                       company to support
                                                       affiliated companies.

Hugo F. Sonnenschein (63)     Managing     Managing    President Emeritus and         88        Trustee/Director/Managing
1126 E. 59th Street           General      General     Honorary Trustee of the                  General Partner of funds
Chicago, IL 60637             Partner      Partner     University of Chicago and                in the Fund Complex.
                                           since 1998  the Adam Smith                           Director of Winston
                                                       Distinguished Service                    Laboratories, Inc.
                                                       Professor in the
                                                       Department of Economics
                                                       at the University of
                                                       Chicago. Prior to July
                                                       2000, President of the
                                                       University of Chicago.
                                                       Trustee of the University
                                                       of Rochester and a member
                                                       of its investment
                                                       committee. Member of the
                                                       National Academy of
                                                       Sciences, the American
                                                       Philosophical Society and
                                                       a fellow of the American
                                                       Academy of Arts and
                                                       Sciences.

Suzanne H. Woolsey, P.H.D.    Managing     Managing    Previously Chief               86        Trustee/Director/Managing
(62)                          General      General     Communications Officer of                General Partner of funds
6808 Florida Street           Partner      Partner     the National Academy of                  in the Fund Complex.
Chevy Chase, MD 20815                      since 2003  Sciences/ National                       Director of Fluor Corp.,
                                                       Research Council, an                     an engineering,
                                                       independent, federally                   procurement and
                                                       chartered policy                         construction organization
                                                       institution, from 2001 to                since January 2004 and
                                                       November 2003 and Chief                  Director of Neurogen
                                                       Operating Officer from                   Corporation, a
                                                       1993 to 2001. Director of                pharmaceutical company,
                                                       the Institute for Defense                since January 1998.
                                                       Analyses, a federally
                                                       funded research and
                                                       development center,
                                                       Director of the German
                                                       Marshall Fund of the
                                                       United States, and
                                                       Trustee of Colorado
                                                       College. Prior to 1993,
                                                       Executive Director of the
                                                       Commission on Behavioral
                                                       and Social Sciences and
                                                       Education at the National
                                                       Academy of
                                                       Sciences/National
                                                       Research Council. From
                                                       1980 through 1989,
                                                       Partner of Coopers &
                                                       Lybrand.

                     INTERESTED MANAGING GENERAL PARTNERS:*



                                                                                   NUMBER OF
                                                                                   FUNDS IN
                                                                                     FUND
                                            TERM OF                                 COMPLEX
                                           OFFICE AND                              OVERSEEN
NAME, AGE AND ADDRESS         POSITION(S)  LENGTH OF                              BY MANAGING   OTHER DIRECTORSHIPS
OF INTERESTED MANAGING         HELD WITH      TIME     PRINCIPAL OCCUPATION(S)      GENERAL     HELD BY MANAGING
GENERAL PARTNER               REGISTRANT     SERVED    DURING PAST 5 YEARS          PARTNER     GENERAL PARTNER
Mitchell M. Merin* (50)       Managing     Managing    President and Chief            86        Trustee/Director/Managing
1221 Avenue of the Americas   General      General     Executive Officer of                     General Partner of funds
New York, NY 10020            Partner,     Partner     funds in the Fund                        in the Fund Complex.
                              President    since       Complex. Chairman,
                              and Chief    2003;       President, Chief
                              Executive    President   Executive Officer and
                              Officer      and Chief   Director of the Adviser
                                           Executive   and Van Kampen Advisors
                                           Officer     Inc. since December 2002.
                                           since 2002  Chairman, President and
                                                       Chief Executive Officer
                                                       of Van Kampen Investments
                                                       since December 2002.
                                                       Director of Van Kampen
                                                       Investments since
                                                       December 1999. Chairman
                                                       and Director of Van
                                                       Kampen Funds Inc. since
                                                       December 2002. President,
                                                       Director and Chief
                                                       Operating Officer of
                                                       Morgan Stanley Investment
                                                       Management since December
                                                       1998. President and
                                                       Director since April 1997
                                                       and Chief Executive
                                                       Officer since June 1998
                                                       of Morgan Stanley
                                                       Investment Advisors Inc.
                                                       and Morgan Stanley
                                                       Services Company Inc.
                                                       Chairman, Chief Executive
                                                       Officer and Director of
                                                       Morgan Stanley
                                                       Distributors Inc. since
                                                       June 1998. Chairman since
                                                       June 1998, and Director
                                                       since January 1998 of
                                                       Morgan Stanley Trust.
                                                       Director of various
                                                       Morgan Stanley
                                                       subsidiaries. President
                                                       of the Morgan Stanley
                                                       Funds since May 1999.
                                                       Previously Chief
                                                       Executive Officer of Van
                                                       Kampen Funds Inc. from
                                                       December 2002 to July
                                                       2003, Chief Strategic
                                                       Officer of Morgan Stanley
                                                       Investment Advisors Inc.
                                                       and Morgan Stanley
                                                       Services Company Inc. and
                                                       Executive Vice President
                                                       of Morgan Stanley
                                                       Distributors Inc. from
                                                       April 1997 to June 1998.
                                                       Chief Executive Officer
                                                       from September 2002 to
                                                       April 2003 and Vice
                                                       President from May 1997
                                                       to April 1999 of the
                                                       Morgan Stanley Funds.

Richard F. Powers, III* (58)  Managing     Managing    Advisory Director of           88        Trustee/Director/Managing
1 Parkview Plaza              General      General     Morgan Stanley. Prior to                 General Partner of funds
P.O. Box 5555                 Partner      Partner     December 2002, Chairman,                 in the Fund Complex.
Oakbrook Terrace, IL 60181                 since 1999  Director, President,
                                                       Chief Executive Officer
                                                       and Managing Director of
                                                       Van Kampen Investments
                                                       and its investment
                                                       advisory, distribution
                                                       and other subsidiaries.
                                                       Prior to December 2002,
                                                       President and Chief
                                                       Executive Officer of
                                                       funds in the Fund
                                                       Complex. Prior to May
                                                       1998, Executive Vice
                                                       President and Director of
                                                       Marketing at Morgan
                                                       Stanley and Director of
                                                       Dean Witter, Discover &
                                                       Co. and Dean Witter
                                                       Realty. Prior to 1996,
                                                       Director of Dean Witter
                                                       Reynolds Inc.

                                                                                   NUMBER OF
                                                                                   FUNDS IN
                                                                                     FUND
                                            TERM OF                                 COMPLEX
                                           OFFICE AND                              OVERSEEN
NAME, AGE AND ADDRESS         POSITION(S)  LENGTH OF                              BY MANAGING   OTHER DIRECTORSHIPS
OF INTERESTED MANAGING         HELD WITH      TIME     PRINCIPAL OCCUPATION(S)      GENERAL     HELD BY MANAGING
GENERAL PARTNER               REGISTRANT     SERVED    DURING PAST 5 YEARS          PARTNER     GENERAL PARTNER

Wayne W. Whalen* (64)         Managing     Managing    Partner in the law firm        88        Trustee/Director/Managing
333 West Wacker Drive         General      General     of Skadden, Arps, Slate,                 General Partner of funds
Chicago, IL 60606             Partner      Partner     Meagher & Flom LLP, legal                in the Fund Complex.
                                           since 1998  counsel to funds in the
                                                       Fund Complex.


------------------------------------


* Such Managing General Partner is an "interested person" (within the meaning of
  Section 2(a)(19) of the 1940 Act). Mr. Whalen is an interested person of certain funds in the Fund Complex by reason of his firm currently acting as legal counsel to such funds in the Fund Complex. Messrs. Merin and Powers are interested persons of funds in the Fund Complex and the Adviser by reason of their current or former positions with Morgan Stanley or its affiliates.

                                   OFFICERS:



                                                        TERM OF
                                                       OFFICE AND
                                    POSITION(S)        LENGTH OF
NAME, AGE AND                        HELD WITH            TIME     PRINCIPAL OCCUPATION(S)
ADDRESS OF OFFICER                  REGISTRANT           SERVED    DURING PAST 5 YEARS
Stephen L. Boyd (63)          Vice President           Officer     Chairman of Morgan Stanley Investment Management's Global
2800 Post Oak Blvd.                                    since 1998  Research Steering Committee. Vice President of funds in the
45th Floor                                                         Fund Complex. Prior to March 2004 Managing Director of
Houston, TX 77056                                                  Global Research Investment Management. Prior to December
                                                                   2002, Chief Investment Officer of Van Kampen Investments and
                                                                   President and Chief Operations Officer of the Adviser and
                                                                   Van Kampen Advisors Inc. Prior to May 2002, Executive Vice
                                                                   President and Chief Investment Officer of funds in the Fund
                                                                   Complex. Prior to May 2001, Managing Director and Chief
                                                                   Investment Officer of Van Kampen Investments, and Managing
                                                                   Director and President of the Adviser and Van Kampen
                                                                   Advisors Inc. Prior to December 2000, Executive Vice
                                                                   President and Chief Investment Officer of Van Kampen
                                                                   Investments, and President and Chief Operating Officer of
                                                                   the Adviser. Prior to April 2000, Executive Vice President
                                                                   and Chief Investment Officer for Equity Investments of the
                                                                   Adviser. Prior to October 1998, Vice President and Senior
                                                                   Portfolio Manager with AIM Capital Management, Inc. Prior to
                                                                   February 1998, Senior Vice President and Portfolio Manager
                                                                   of Van Kampen American Capital Asset Management, Inc., Van
                                                                   Kampen American Capital Investment Advisory Corp. and Van
                                                                   Kampen American Capital Management, Inc.

Stefanie V. Chang (37)        Vice President           Officer     Executive Director of Morgan Stanley Investment Management.
1221 Avenue of the Americas                            since 2003  Vice President of funds in the Fund Complex.
New York, NY 10020

Joseph J. McAlinden (61)      Executive Vice           Officer     Managing Director and Chief Investment Officer of Morgan
1221 Avenue of the Americas   President and Chief      since 2002  Stanley Investment Advisors Inc., Morgan Stanley Investment
New York, NY 10020            Investment Officer                   Management Inc. and Morgan Stanley Investments LP and
                                                                   Director of Morgan Stanley Trust for over 5 years. Executive
                                                                   Vice President and Chief Investment Officer of funds in the
                                                                   Fund Complex. Managing Director and Chief Investment Officer
                                                                   of Van Kampen Investments, the Adviser and Van Kampen
                                                                   Advisors Inc. since December 2002.

John R. Reynoldson (50)       Vice President           Officer     Executive Director and Portfolio Specialist of the Adviser
1 Parkview Plaza                                       since 2000  and Van Kampen Advisors Inc. Vice President of funds in the
P.O. Box 5555                                                      Fund Complex. Prior to July 2001, Principal and Co-head of
Oakbrook Terrace, IL 60181                                         the Fixed Income Department of the Adviser and Van Kampen
                                                                   Advisors Inc. Prior to December 2000, Senior Vice President
                                                                   of the Adviser and Van Kampen Advisors Inc. Prior to May
                                                                   2000, Senior Vice President of the investment grade taxable group for the Adviser. Prior to June 1999, Senior Vice
                                                                   President of the government securities bond group for Asset
                                                                   Management.

Ronald E. Robison (65)        Executive Vice           Officer     Chief Executive Officer and Chairman of Investor Services.
1221 Avenue of the Americas   President and            since 2003  Executive Vice President and Principal Executive Officer of
New York, NY 10020            Principal Executive                  funds in the Fund Complex. Chief Global Operations Officer
                              Officer                              and Managing Director of Morgan Stanley Investment
                                                                   Management Inc. Managing Director of Morgan Stanley.
                                                                   Managing Director and Director of Morgan Stanley Investment
                                                                   Advisors Inc., Morgan Stanley Services Company Inc. and
                                                                   Morgan Stanley Distributors Inc. Chief Executive Officer and
                                                                   Director of Morgan Stanley Trust. Vice President of the
                                                                   Morgan Stanley Funds.

                                                        TERM OF
                                                       OFFICE AND
                                    POSITION(S)        LENGTH OF
NAME, AGE AND                        HELD WITH            TIME     PRINCIPAL OCCUPATION(S)
ADDRESS OF OFFICER                  REGISTRANT           SERVED    DURING PAST 5 YEARS

A. Thomas Smith III (47)      Vice President and       Officer     Managing Director of Morgan Stanley, Managing Director and
1221 Avenue of the Americas   Secretary                since 1999  Director of Van Kampen Investments, Director of the Adviser,
New York, NY 10020                                                 Van Kampen Advisors Inc., the Distributor, Investor Services
                                                                   and certain other subsidiaries of Van Kampen Investments.
                                                                   Managing Director and General Counsel-Mutual Funds of Morgan
                                                                   Stanley Investment Advisors, Inc. Vice President and
                                                                   Secretary of funds in the Fund Complex. Prior to July 2001,
                                                                   Managing Director, General Counsel, Secretary and Director
                                                                   of Van Kampen Investments, the Adviser, the Distributor,
                                                                   Investor Services, and certain other subsidiaries of Van
                                                                   Kampen Investments. Prior to December 2000, Executive Vice
                                                                   President, General Counsel, Secretary and Director of Van
                                                                   Kampen Investments, the Adviser, Van Kampen Advisors Inc.,
                                                                   the Distributor, Investor Services and certain other
                                                                   subsidiaries of Van Kampen Investments. Prior to January
                                                                   1999, Vice President and Associate General Counsel to New
                                                                   York Life Insurance Company ("New York Life"), and prior to
                                                                   March 1997, Associate General Counsel of New York Life.
                                                                   Prior to December 1993, Assistant General Counsel of The
                                                                   Dreyfus Corporation. Prior to August 1991, Senior Associate,
                                                                   Willkie Farr & Gallagher. Prior to January 1989, Staff
                                                                   Attorney at the Securities and Exchange Commission, Division
                                                                   of Investment Management, Office of Chief Counsel.

John L. Sullivan (48)         Vice President, Chief    Officer     Director and Managing Director of Van Kampen Investments,
1 Parkview Plaza              Financial Officer and    since 1996  the Adviser, Van Kampen Advisors Inc. and certain other
P.O. Box 5555                 Treasurer                            subsidiaries of Van Kampen Investments. Vice President,
Oakbrook Terrace, IL 60181                                         Chief Financial Officer and Treasurer of funds in the Fund
                                                                   Complex. Head of Fund Accounting for Morgan Stanley
                                                                   Investment Management. Prior to December 2002, Executive
                                                                   Director of Van Kampen Investments, the Adviser and Van
                                                                   Kampen Advisors Inc.


                               COMPENSATION TABLE


                                                                               FUND COMPLEX
                                                       ------------------------------------------------------------
                                                                              AGGREGATE ESTIMATED        TOTAL
                                         AGGREGATE     AGGREGATE PENSION OR     MAXIMUM ANNUAL       COMPENSATION
                                       COMPENSATION    RETIREMENT BENEFITS     BENEFITS FROM THE    BEFORE DEFERRAL
                                         FROM THE           ACCRUED AS           FUND COMPLEX          FROM THE
               NAME(1)                 REGISTRANT(2)   PART OF EXPENSES(3)    UPON RETIREMENT(4)    FUND COMPLEX(5)
               -------                 -------------   --------------------   -------------------   ---------------
David C. Arch........................     $1,957             $18,589               $147,500            $193,811
J. Miles Branagan....................      1,055              78,011                 60,000             173,290
Jerry D. Choate......................      1,055              31,482                126,000             173,290
Rod Dammeyer.........................      1,957              31,814                147,500             177,971
Linda Hutton Heagy...................      1,055               9,233                142,500             173,290
R. Craig Kennedy.....................      1,055               6,424                142,500             173,290
Howard J Kerr........................      1,957              58,713                147,500             193,811
Jack E. Nelson.......................      1,055              40,711                109,500             173,290
Hugo F. Sonnenschein.................      1,957              32,178                147,500             193,811
Wayne W. Whalen......................      1,957              63,604                147,500             251,811
Suzanne H. Woolsey...................      1,055              20,086                142,500             173,290


---------------

(1) Managing General Partners not eligible for compensation are not included in the Compensation Table. Theodore A. Myers retired as a Managing General Partner of the Registrant and certain other funds in the Fund Complex on December 31, 2003.



(2) The amounts shown in this column represent the aggregate compensation before deferral with respect to the Registrant's fiscal year ended December 31, 2003. Messrs. Branagan, Choate, Kennedy, Nelson and Mss. Heagy and Woolsey were elected to the Board of the Fund on July 23, 2003, and thus the amounts above reflect compensation from the Fund for the period July 23, 2003 until the fiscal year ended December 31, 2003.



(3) Funds in the Fund Complex other than the Registrant have adopted retirement plans for trustees who are not affiliated persons of the Adviser or Van Kampen Investments. The amounts shown in this column represent the sum of the retirement benefits accrued by the operating funds in the Fund Complex for each of the Managing General Partners for the funds' respective fiscal years ended in 2003. In 2003, the boards of the various Van Kampen-related funds in the Fund Complex were combined. Prior to 2003, only Messrs. Whalen and Powers served as trustees/directors/managing general partners of all of the various Van Kampen-related funds in the Fund Complex; and during 2003, other trustees/directors/ managing general partners were being elected or appointed, as appropriate, to most of the respective boards of the underlying Van Kampen-related funds. The amounts in this column represent amounts for each Managing General Partners based on funds he/she oversaw for the period mentioned above; and thus it is anticipated that the amounts will increase in future compensation tables based on the increased number of funds overseen by such trustees going forward.



(4) Funds in the Fund Complex other than the Registrant's have adopted retirement plans for trustees who are not affiliated persons of the Adviser or Van Kampen Investments. The amounts shown in this column represent the sum of the estimated maximum annual benefits payable by the funds in the Fund Complex for each year of the 10-year period commencing in the year of such Managing General Partners anticipated retirement.



(5) The amounts shown in this column represent the aggregate compensation paid by all of the funds in the Fund Complex as of December 31, 2003 before deferral by the trustees under the deferred compensation plan. Because the funds in the Fund Complex have different fiscal year ends, the amounts shown in this column are presented on a calendar year basis. In 2003, the boards of the various Van Kampen-related funds in the Fund Complex were combined. Prior to 2003, only Messrs. Whalen and Powers served as trustees/directors/managing general partners of all of the various Van Kampen-related funds in the Fund Complex; and during 2003, other trustees/directors/managing general partners were being elected or appointed, as appropriate, to most of the respective boards of the underlying Van Kampen-related funds. The amounts in this column represent amounts for each trustee based on funds he/she oversaw for the period mentioned above; and thus it is anticipated that the amounts will increase in future compensation tables based on the increased number of funds overseen by such trustees going forward.



BOARD COMMITTEES



     The Board of Managing General Partners has three standing committees (an audit committee, a brokerage and services committee and a governance committee). Each committee is comprised solely of "Independent Managing General Partners", which is defined for purposes herein as Managing General Partners who: (1) are not "interested persons" of the Registrant as defined by the 1940 Act and (2) are "independent" of the Registrant as defined by the New York Stock Exchange, American Stock Exchange and Chicago Stock Exchange listing standards.



     The Board's audit committee consists of J. Miles Branagan, Jerry D. Choate and R. Craig Kennedy. In addition to being Managing General Partners as defined above, each of these Managing General Partners also meets the additional independence requirements for audit committee members as defined by the New York Stock Exchange, American Stock Exchange and Chicago Stock Exchange listing standards. The audit committee makes recommendations to the Board of Managing General Partners concerning the selection of the Registrant's independent public auditors, reviews with such auditors the scope and results of the Registrant's annual audit and considers any comments which the auditors may have regarding the Registrant's financial statements, books of account or internal controls. The Board of Managing General Partners has adopted a formal written charter for the audit committee which sets forth the audit committee's responsibilities. The audit committee has reviewed and discussed the financial statements of each Registrant with management as well as with the independent auditors of each Registrant, and discussed with the independent auditors the matters required to be discussed under the Statement of Auditing Standards No. 61. The audit committee has received the written disclosures and the letter from the independent auditors required under

Independence Standard Board No. 1 and has discussed with the independent auditors their independence. Based on this review, the audit committee recommended to the Board of each fund that each fund's audited financial statements be included in each fund's annual report to shareholders for the most recent fiscal year for filing with the SEC.



     The Board's brokerage and services committee consists of Linda Hutton Heagy, Hugo F. Sonnenschein and Suzanne H. Woolsey. The brokerage and services committee reviews the Fund's allocation of brokerage transactions and soft-dollar practices and reviews the transfer agency and shareholder servicing arrangements with Investor Services.



     The Board's governance committee consists of David C. Arch, Rod Dammeyer, Howard J Kerr and Jack E. Nelson. In addition to being Independent Managing General Partners as defined above, each of these managing general partners also meets the additional independence requirements for nominating committee members as defined by the New York Stock Exchange, American Stock Exchange and Chicago Stock Exchange listing standards. The governance committee identifies individuals qualified to serve as Independent Managing General Partners on the Board and on committees of the Board, advises the Board with respect to Board composition, procedures and committees, develops and recommends to the Board a set of corporate governance principles applicable to the Registrant, monitors corporate governance matters and makes recommendations to the Board, and acts as the administrative committee with respect to Board policies and procedures, committee policies and procedures and codes of ethics. The Independent Managing General Partners of the Registrant select and nominate any other nominee Independent Managing General Partners for the Registrant. While the Independent Managing General Partners of the Registrant expect to be able to continue to identify from their own resources an ample number of qualified candidates for the Board of Managing General Partners as they deem appropriate, they will consider nominations from shareholders to the Board. Nominations from shareholders should be in writing and sent to the Independent Managing General Partners as described below.



     During the Registrant's last fiscal year, the Board of Managing General Partners held 8 meetings. During the Registrant's last fiscal year, the audit committee of the Board held 5 meetings and the brokerage and services committee of the Board held 4 meetings. The governance committee was recently organized and had only 1 meeting during the Registrant's last fiscal year.



SHAREHOLDER COMMUNICATIONS



     Shareholders may send communications to the Board of Managing General Partners. Shareholders should send communications intended for the Board by addressing the communication directly to the Board (or individual Board members) and/or otherwise clearly indicating in the salutation that the communication is for the Board (or individual Board members) and by sending the communication to either the Registrant's office or directly to such Board member(s) at the address specified for such trustee above. Other shareholder communications received by the Registrant not directly addressed and sent to the Board will be reviewed and generally responded to by management, and will be forwarded to the Board only at management's discretion based on the matters contained therein.



                    2003 BENEFICIAL OWNERSHIP OF SECURITIES



INDEPENDENT MANAGING GENERAL PARTNERS



                                ARCH    BRANAGAN   CHOATE   DAMMEYER   HEAGY    KENNEDY    KERR    NELSON   SONNENSCHEIN  WOOLSEY
                              --------  --------  --------  --------  --------  --------  -------  -------  ------------  -------
Dollar range of equity
 securities in the
 Registrant.................    $1-       $1-       $1-       $1-       $1-       $1-       $1-      $1-        $1-        none
                              $10,000   $10,000   $10,000   $10,000   $10,000   $10,000   $10,000  $10,000    $10,000
Aggregate dollar range of
 equity securities in all
 registered investment
 companies overseen by
 Trustee in the Fund
 Complex....................  $50,001-    over    $50,001-    over    $10,001-    over      $1-      $1-      $10,001-      $1-
                              $100,000  $100,000  $100,000  $100,000  $50,000   $100,000  $10,000  $10,000    $50,000     $10,000

INTERESTED MANAGING GENERAL PARTNERS



                                                               MERIN     POWERS    WHALEN
                                                              --------  --------  --------
Dollar range of equity securities in the Registrant.........    none      none      none
Aggregate dollar range of equity securities in all
 registered investment companies overseen by Trustee in the
 Fund Complex...............................................    over      over      over
                                                              $100,000  $100,000  $100,000



     The Registrant, the Adviser and the Distributor have adopted a Code of Ethics (the "Code of Ethics") that sets forth general and specific standards relating to the securities trading activities of their employees. The Code of Ethics does not prohibit employees from acquiring securities that may be purchased or held by the Fund, but is intended to ensure that all employees conduct their personal transactions in a manner that does not interfere with the portfolio transactions of the Registrant or other Van Kampen funds, or that such employees take unfair advantage of their relationship with the Registrant. Among other things, the Code of Ethics prohibits certain types of transactions absent prior approval, imposes various trading restrictions (such as time periods during which personal transactions may or may not be made) and requires quarterly reporting of securities transactions and other matters. All reportable securities transactions and other required reports are to be reviewed by appropriate personnel for compliance with the Code of Ethics. Additional restrictions apply to portfolio managers, traders, research analysts and others who may have access to nonpublic information about the trading activities of the Registrant or other Van Kampen funds or who otherwise are involved in the investment advisory process. Exceptions to these and other provisions of the Code of Ethics may be granted in particular circumstances after review by appropriate personnel.


     For a discussion of the Board's approval of the Registrant's advisory agreement see Item 15.

ITEM 14.  CONTROL PERSONS AND PRINCIPAL HOLDERS OF SECURITIES.


     As of April 1, 2004, no person was known by the Registrant to own beneficially or to hold of record 5% or more of the outstanding shares of the Registrant, except as follows:



                                                                                 APPROXIMATE
                                                                                PERCENTAGE OF
                                                                                OWNERSHIP ON
                                  NAME AND ADDRESS OF HOLDER                    APRIL 1, 2004
                                  --------------------------                    -------------
                 Comerica Bank Detroit & Edward Mardigian, TR                     24%
                 DTD 8/2/77 with Helen Mardigian
                 P.O. Box 75000
                 Detroit, MI 48275-0001
                 A. Fletcher Sisk Jr                                               5%
                 3009 Larkspur Run
                 Williamsburg, VA 23185-3766
                 Gordon E. Moore & Betty I. Moore                                  6%
                 TR FBO Gordon E. Moore & Betty I. Moore Trust
                 UADTD 10-9-73
                 100 Canada Rd.
                 Woodside, CA 94062-4104
                 Milards & Co.                                                     6%
                 c/o SEI Trust Company
                 Attn: Mutual Fund Admin
                 One Freedom Valley Dr.
                 Oaks, PA 19456



     At April 1, 2004, all Managing General Partners and officers as a group owned less than 1% of the Registrant's outstanding voting securities.


ITEM 15.  INVESTMENT ADVISORY AND OTHER SERVICES.

     The Adviser and Van Kampen Investor Services Inc., the Registrant's shareholder service agent, are wholly owned subsidiaries of Van Kampen Investments, which is an indirect wholly owned subsidiary of

Morgan Stanley. The Adviser's principal office is located at 1221 Avenue of the Americas, New York, New York 10020. Investor Services' principal office is located at Harborside Financial Center, Plaza 2, Jersey City, New Jersey 07303-0947.



     The Registrant and the Adviser are parties to an investment advisory agreement (the "Agreement"). Under the Agreement, the Registrant pays to the Adviser as compensation for the services rendered, facilities furnished, and expenses paid by it a fee payable monthly computed on average daily net assets of the Registrant at an annual rate of 0.50%. The Adviser received approximately $294,100, $347,200 and $434,600, in advisory fees from the Registrant during the fiscal years ended December 31, 2003, 2002 and 2001, respectively.


     The average net asset value is determined by taking the average of all of the determinations of net asset value for each business day during a given calendar month. Such fee is payable for each calendar month as soon as practicable after the end of that month. The fee payable to the Adviser is reduced by any commissions, tender solicitation and other fees, brokerage or similar payments received by the Adviser or any other direct or indirect majority owned subsidiary of Van Kampen Investments, in connection with the purchase and sale of portfolio investments of the Registrant, less any direct expenses incurred by such subsidiary of Van Kampen Investments in connection with obtaining such payments. The Adviser agrees to use its best efforts to recapture tender solicitation fees and exchange offer fees for the Registrant's benefit, and to advise the Managing General Partners of the Registrant of any other commissions, fees, brokerage or similar payments which may be possible under applicable laws for the Adviser or any other direct or indirect majority owned subsidiary of Van Kampen Investments to receive in connection with the Registrant's portfolio transactions or other arrangements which may benefit the Registrant.

     The Agreement also provides that, in the event the ordinary business expenses of the Registrant for any fiscal year exceed 1 1/2% of the first $30 million of the Registrant's average net assets, plus one percent of any excess over $30 million, the compensation due the Adviser will be reduced by the amount of such excess and that, if a reduction in and refund of the advisory fee is insufficient, the Adviser will pay the Registrant monthly an amount sufficient to make up the deficiency, subject to readjustment during the year. Ordinary business expenses do not include (1) interest and taxes, (2) brokerage commissions and (3) certain litigation and indemnification expenses as described in the Agreement.

     The Agreement may be continued from year to year if specifically approved at least annually (a)(i) by the Registrant's Managing General Partners or (ii) by vote of a majority of the Registrant's outstanding voting securities and (b) by the affirmative vote of a majority of the Managing General Partners who are not parties to the agreement or interested persons of any such party by votes cast in person at a meeting called for such purpose. The Agreement provides that it shall terminate automatically if assigned and that it may be terminated without penalty by either party on 30 days written notice.

     Under the Agreement, the Registrant retains the Adviser to manage the investment of its assets and to place orders for the purchase and sale of its portfolio securities. The Adviser is responsible for obtaining and evaluating economic, statistical, and financial data and for formulating and implementing investment programs in furtherance of the Registrant's investment objectives. The Adviser also furnishes at no cost to the Registrant (except as noted herein) the services of sufficient executive and clerical personnel for the Registrant as are necessary to prepare registration statements, partner reports, and notices and proxy solicitation materials. In addition, the Adviser furnishes at no cost to the Registrant the services of a Chief Executive Officer and other executive and clerical personnel, as needed.


     Under the Agreement, the Registrant bears the cost of its accounting services, which includes maintaining its financial books and records and calculating its daily net asset value. The costs of such accounting services include the salaries and overhead expenses of the Registrant's Principal Financial and Accounting Officer and the personnel operating under his direction. For the fiscal years ended December 31, 2003, 2002 and 2001, the Registrant paid approximately $9,500, $11,300 and $11,900, respectively, for such services. A portion of these amounts were paid to the Adviser in reimbursement of personnel, facilities and equipment costs attributable to the provision of accounting services to the Registrant. The services provided by the Adviser are at cost which is allocated among the investment companies advised or sub-advised by the

Adviser. The Registrant also pays transfer agency fees, custodian fees, legal and auditing fees, the costs of reports to partners and all other ordinary expenses not specifically assumed by the Adviser.

     In approving the Agreement, the Board of Managing General Partners, including the non-interested Managing General Partners, considered the nature, quality and scope of the services provided by the Adviser, the performance, fees and expenses of the Registrant compared to other similar investment companies, the Adviser's expenses in providing the services and the profitability of the Adviser and its affiliated companies. The Board of Managing General Partners reviewed the Registrant's portfolio of investments and the limited trading of the Registrant's portfolio. The Board of Managing General Partners also reviewed the benefit to the Adviser of receiving third party research paid for by the Registrant assets and the propriety of such an arrangement and evaluated other benefits the Adviser derives from its relationship with the Registrant. The Board of Managing General Partners considered the extent to which any economies of scale experienced by the Adviser are shared with the Registrant's shareholders. The Board of Managing General Partners considered comparative advisory fees of the Registrant and other investment companies at different asset levels, and considered the trends in the industry versus historical and projected redemptions of the Registrant. The Board of Managing General Partners reviewed reports from third parties about the foregoing factors and considered changes, if any, in such items since its previous approval. The Board of Managing General Partners discussed the financial strength of the Adviser and its affiliated companies and the capability of the personnel of the Adviser. The Board of Managing General Partners reviewed the statutory and regulatory requirements for approval of advisory agreements. The Board of Managing General Partners, including the non-interested Managing General Partners, evaluated all of the foregoing and determined, in the exercise of its business judgment, that approval of the Agreement was in the best interests of the Registrant and its shareholders.


     The Adviser, certain affiliates of the Adviser, certain investment companies advised by the Adviser or its affiliates, including the Fund, and certain trustees are named as defendants in a number of recently filed, similar class action complaints. These complaints generally allege that defendants, including the Fund, violated their statutory disclosure obligations and fiduciary duties by failing properly to disclose (i) that the Adviser and certain affiliates of the Adviser allegedly offered economic incentives to brokers and others to steer investors to the funds advised by the Adviser or its affiliates rather than funds managed by other companies, and (ii) that the funds advised by the Adviser or its affiliates, including the Fund, allegedly paid excessive commissions to brokers in return for their alleged efforts to steer investors to these funds. The complaints seek, among other things, unspecified compensatory damages, rescissionary damages, fees and costs. The defendants intend to move to dismiss these actions and otherwise vigorously to defend them. While the defendants believe that they have meritorious defenses, the ultimate outcome of these matters is not presently determinable at this early stage of the litigation.



     The custodian of all the assets of the Registrant is State Street Bank and Trust Company located at 225 West Franklin Street, Boston, Massachusetts 02110.


     Independent auditors for the Registrant perform an annual audit of the Registrant's financial statements. Deloitte & Touche LLP, located at Two Prudential Plaza, 180 North Stetson Avenue, Chicago Illinois, 60601 serves as independent auditors for the Fund.


     Investor Services, PO Box 947, Jersey City, New Jersey 07303-0947, a wholly owned subsidiary of Van Kampen Investments, serves as the shareholder service agent for the Registrant. The transfer agency fees are determined through negotiations with the Registrant's Board of Managing General Partners and are based on competitive market benchmarks.



     Skadden, Arps, Slate, Meagher & Flom LLP serves as legal counsel to the Registrant.


ITEM 16.  BROKERAGE ALLOCATION AND OTHER PRACTICES.

     The Adviser is responsible for decisions to buy and sell securities for the Registrant, the selection of brokers and dealers to affect transactions and the negotiation of prices and any commissions on such transactions. While the Adviser will be primarily responsible for the placement of the Registrant's portfolio business, the policies and practices in this regard are subject to review by the Managing General Partners of the Registrant. The Adviser is responsible for placing portfolio transactions and does so in a manner deemed fair and reasonable to the Registrant and not according to any formula. The primary consideration in all portfolio transactions is prompt execution of orders in an effective manner at the most favorable price. In selecting broker-dealers and in negotiating prices and any brokerage commissions on such transactions, the Adviser considers the firm's reliability, integrity and financial condition and the firm's execution capability, the size and breadth of the market for the security, the size of and difficulty in executing the order, and the best net price. There are many instances when, in the judgment of the Adviser, more than one firm can offer comparable execution services. In selecting among such firms, consideration may be given to those firms which supply research and other services in addition to execution services. The Adviser is authorized to pay higher commissions to brokerage firms that provide it with investment and research information than to firms which do not provide such services if the Adviser determines that such commissions are reasonable in relation to the overall services provided. No specific value can be assigned to such research services which are furnished without cost to the Adviser. Since statistical and other research information is only supplementary to the research efforts of the Adviser to the Registrant and still must be analyzed and reviewed by its staff, the receipt of research information is not expected to reduce its expenses materially. The investment advisory fee is not reduced as a result of the Adviser's receipt of such research services. Services provided may include (a) furnishing advice as to the value of securities, the advisability of investing in, purchasing or selling securities, and the availability of securities or purchasers or sellers of securities; (b) furnishing analyses and reports concerning issuers, industries, securities, economic factors and trends, portfolio strategy, and the performance of accounts; and (c) effecting securities transactions and performing functions incidental thereto (such as clearance, settlement and custody). Research services furnished by firms through which the Registrant effects its securities transactions may be used by the Adviser in servicing all of its advisory accounts; not all of such services may be used by the Adviser in connection with the Fund.

     The Adviser also may place portfolio transactions, to the extent permitted by law, with brokerage firms affiliated with the Registrant or the Adviser if it reasonably believes that the quality of execution and the commission are comparable to that available from other qualified firms. Similarly, to the extent permitted by law and subject to the same considerations on quality of execution and comparable commission rates, the Adviser may direct an executing broker to pay a portion or all of any commissions, concessions or discounts to a firm supplying research or other services.


     The Adviser may place portfolio transactions at or about the same time for other advisory accounts, including other investment companies. The Adviser seeks to allocate portfolio transactions equitably whenever concurrent decisions are made to purchase or sell securities for the Registrant and another advisory account. In some cases, this procedure could have an adverse effect on the price or the amount of securities available to the Registrant. In making such allocations among the Registrant and other advisory accounts, the main factors considered by the Adviser are the respective sizes of the Registrant and other advisory accounts, the respective investment objectives, the relative size of portfolio holdings of the same or comparable securities, the availability of cash for investment, the size of investment commitments generally held and opinions of the persons responsible for recommending the investment. The Registrant paid no brokerage commissions during the fiscal years ended December 31, 2003, 2002 and 2001, respectively.


ITEM 17.  CAPITAL STOCK AND OTHER SECURITIES.

     See Items 4 and 7.

ITEM 18.  PURCHASE, REDEMPTION AND PRICING OF SHARES.

     No shares are being offered to the public. The redemption price per share is equivalent to the net asset value per share as more fully described in Item 7.

ITEM 19.  TAXATION OF THE FUND.

     See Item 7.

ITEM 20.  UNDERWRITERS.

     Not Applicable.

ITEM 21.  CALCULATION OF PERFORMANCE DATA.

     Not Applicable.

ITEM 22.  FINANCIAL STATEMENTS.

REPORT OF INDEPENDENT AUDITORS

To the Partners of Van Kampen Exchange Fund

We have audited the accompanying statement of assets and liabilities of Van Kampen Exchange Fund, a California Limited Partnership (the "Fund"), including the portfolio of investments, as of December 31, 2003, the related statement of operations for the year then ended, the statements of changes in net assets for each of the two years in the period then ended, and the financial highlights for each of the four years in the period then ended. These financial statements and financial highlights are the responsibility of the Fund's management. Our responsibility is to express an opinion on these financial statements and financial highlights based on our audits. The Fund's financial highlights for the periods ended prior to December 31, 2000, were audited by other auditors whose report, dated February 10, 2000, expressed an unqualified opinion on those financial highlights.

    We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. Our procedures included confirmation of securities owned as of December 31, 2003, by correspondence with the Fund's custodian. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the financial statements and financial highlights referred to above present fairly, in all material respects, the financial position of Van Kampen Exchange Fund as of December 31, 2003, the results of its operations, the changes in its net assets and the financial highlights for the respective stated periods, in conformity with accounting principles generally accepted in the United States of America.

DELOITTE & TOUCHE LLP
Chicago, Illinois
February 6, 2004

                BY THE NUMBERS

YOUR FUND'S INVESTMENTS

December 31, 2003
THE FOLLOWING PAGES DETAIL YOUR FUND'S PORTFOLIO OF INVESTMENTS AT THE END OF THE REPORTING PERIOD.

                                                                          MARKET
DESCRIPTION                                                   SHARES       VALUE
COMMON STOCKS  98.9%
AEROSPACE & DEFENSE  0.6%
Honeywell International, Inc. ..............................   12,528   $   418,811
                                                                        -----------

ALUMINUM  0.8%
Alcan, Inc. (Canada)........................................   10,774       505,839
                                                                        -----------

AUTO PARTS & EQUIPMENT  0.4%
Dana Corp. .................................................   13,677       250,973
                                                                        -----------

COMPUTER HARDWARE  2.1%
International Business Machines Corp. ......................   15,016     1,391,683
                                                                        -----------

CONSTRUCTION & ENGINEERING  0.8%
Fluor Corp. ................................................   12,831       508,621
                                                                        -----------

DIVERSIFIED BANKS  1.4%
HSBC Holdings Plc--ADR (United Kingdom).....................   11,434       901,228
                                                                        -----------

DIVERSIFIED METALS & MINING  0.4%
Massey Energy Corp. ........................................   12,831       266,885
                                                                        -----------

FOREST PRODUCTS  0.7%
Louisiana-Pacific Corp. (a).................................   25,970       464,344
                                                                        -----------

HEALTH CARE DISTRIBUTORS  0.2%
Cardinal Health, Inc. ......................................    1,867       114,186
                                                                        -----------
HEALTH CARE EQUIPMENT  0.5%
Baxter International, Inc. .................................   10,000       305,200
Edwards Lifesciences Corp. (a)..............................    1,000        30,080
                                                                        -----------
                                                                            335,280
                                                                        -----------
HEALTH CARE SERVICES  0.3%
Medco Health Solutions, Inc. (a)............................    6,075       206,489
                                                                        -----------

INDUSTRIAL GASES  7.1%
Air Products & Chemicals, Inc. .............................   89,021     4,702,979
                                                                        -----------

INDUSTRIAL MACHINERY  1.2%
SPX Corp. (a)...............................................   13,648       802,639
                                                                        -----------

                                               See Notes to Financial Statements

YOUR FUND'S INVESTMENTS

December 31, 2003

                                                                          MARKET
DESCRIPTION                                                   SHARES       VALUE
INTEGRATED OIL & GAS  9.6%
Amerada Hess Corp. .........................................   21,200   $ 1,127,204
BP Plc--ADR (United Kingdom)................................   33,876     1,671,781
Exxon Mobil Corp. ..........................................   86,639     3,552,199
                                                                        -----------
                                                                          6,351,184
                                                                        -----------
MULTI-LINE INSURANCE  4.2%
American International Group, Inc. .........................   41,688     2,763,081
                                                                        -----------

OFFICE SERVICES & SUPPLIES  1.5%
IKON Office Solutions, Inc. ................................   86,993     1,031,737
                                                                        -----------

OIL & GAS DRILLING  0.1%
Transocean, Inc. (a)........................................    3,113        74,743
                                                                        -----------

OIL & GAS EQUIPMENT & SERVICES  3.7%
Baker Hughes, Inc. .........................................   25,634       824,389
Halliburton Co. ............................................   30,320       788,320
Schlumberger Ltd. ..........................................   16,080       879,898
                                                                        -----------
                                                                          2,492,607
                                                                        -----------
OIL & GAS EXPLORATION & PRODUCTION  2.4%
Apache Corp. ...............................................   13,173     1,068,330
Kerr-McGee Corp. ...........................................   10,900       506,741
                                                                        -----------
                                                                          1,575,071
                                                                        -----------
PACKAGED FOODS  4.4%
McCormick & Co., Inc. ......................................   96,518     2,905,192
                                                                        -----------

PAPER PRODUCTS  1.7%
Georgia-Pacific Corp. ......................................   37,376     1,146,322
                                                                        -----------

PHARMACEUTICALS  31.0%
Johnson & Johnson...........................................   78,636     4,062,336
Merck & Co., Inc. ..........................................   50,376     2,327,371
Pfizer, Inc. ...............................................  258,763     9,142,097
Schering-Plough Corp. ......................................  156,022     2,713,222
Wyeth.......................................................   56,000     2,377,200
                                                                        -----------
                                                                         20,622,226
                                                                        -----------
REAL ESTATE INVESTMENT TRUSTS  1.2%
Plum Creek Timber Co., Inc. ................................   25,602       779,581
                                                                        -----------

RESTAURANTS  0.1%
Luby's Cafeterias, Inc. (a).................................   13,367        49,324
                                                                        -----------

See Notes to Financial Statements

YOUR FUND'S INVESTMENTS

December 31, 2003

                                                                          MARKET
DESCRIPTION                                                   SHARES       VALUE
SEMICONDUCTORS  18.1%
Intel Corp. ................................................  374,407   $12,055,905
                                                                        -----------

SPECIALTY CHEMICALS  4.4%
International Flavors & Fragrances, Inc. ...................   49,712     1,735,943
Lubrizol Corp. .............................................   37,620     1,223,402
                                                                        -----------
                                                                          2,959,345
                                                                        -----------
TOTAL LONG-TERM INVESTMENTS  98.9%
  (Cost $6,915,732)..................................................    65,676,275

REPURCHASE AGREEMENT  1.2%
State Street Bank & Trust Co. ($788,000 par collateralized by U.S.
Government obligations in a pooled cash account, dated 12/31/03, to be sold on 01/02/04 at $788,037)
  (Cost $788,000)....................................................       788,000
                                                                        -----------

TOTAL INVESTMENTS  100.1%
  (Cost $7,703,732)..................................................    66,464,275
LIABILITIES IN EXCESS OF OTHER ASSETS  (0.1%)........................       (38,144)
                                                                        -----------

NET ASSETS  100.0%...................................................   $66,426,131
                                                                        ===========

(a) Non-income producing security as this stock currently does not declare dividends.

ADR--American Depositary Receipt

                                               See Notes to Financial Statements

FINANCIAL STATEMENTS
Statement of Assets and Liabilities
December 31, 2003

ASSETS:
Total Investments (Cost $7,703,732).........................  $66,464,275
Cash........................................................          350
Receivables:
  Dividends.................................................       90,163
  Interest..................................................           19
Other.......................................................       25,038
                                                              -----------
    Total Assets............................................   66,579,845
                                                              -----------
LIABILITIES:
Payables:
  Investment Advisory Fee...................................       27,307
  Other Affiliates..........................................        3,772
Managing General Partners' Retirement Plan..................       79,547
Accrued Expenses............................................       43,088
                                                              -----------
    Total Liabilities.......................................      153,714
                                                              -----------
NET ASSETS..................................................  $66,426,131
                                                              ===========
NET ASSETS ARE COMPRISED OF:
198,010 units of limited partnership interest...............  $65,250,366
3,333 units of non-managing general partnership interest....    1,098,325
235 units of managing general partnership interest..........       77,440
                                                              -----------
NET ASSETS..................................................  $66,426,131
                                                              ===========
NET ASSET VALUE PER UNIT ($66,426,131 divided by 201,578
  units of partnership interest outstanding)................  $    329.53
                                                              ===========

See Notes to Financial Statements

Statement of Operations
For the Year Ended December 31, 2003

INVESTMENT INCOME:
Dividends (Net of foreign withholding taxes of $9,004)......  $ 1,071,864
Interest....................................................        7,658
                                                              -----------
    Total Income............................................    1,079,522
                                                              -----------
EXPENSES:
Investment Advisory Fee.....................................      294,120
Managing General Partners' Fees and Related Expenses........       32,772
Audit.......................................................       29,778
Shareholder Reports.........................................       28,549
Legal.......................................................       21,190
Custody.....................................................       11,103
Other.......................................................       41,864
                                                              -----------
    Total Expenses..........................................      459,376
    Less Credits Earned on Cash Balances....................          256
                                                              -----------
    Net Expenses............................................      459,120
                                                              -----------
NET INVESTMENT INCOME.......................................  $   620,402
                                                              ===========
REALIZED AND UNREALIZED GAIN/LOSS:
Net Realized Gain on Investments as a result of partner
  in-kind redemptions.......................................  $ 3,543,670
                                                              -----------
Unrealized Appreciation/Depreciation:
  Beginning of the Period...................................   48,834,218
  End of the Period.........................................   58,760,543
                                                              -----------
Net Unrealized Appreciation During the Period...............    9,926,325
                                                              -----------
NET REALIZED AND UNREALIZED GAIN............................  $13,469,995
                                                              ===========
NET INCREASE IN NET ASSETS FROM OPERATIONS..................  $14,090,397
                                                              ===========

                                               See Notes to Financial Statements

Statements of Changes in Net Assets

                                                           YEAR ENDED          YEAR ENDED
                                                        DECEMBER 31, 2003   DECEMBER 31, 2002
                                                        -------------------------------------
FROM INVESTMENT ACTIVITIES:
Operations:
Net Investment Income.................................     $   620,402        $    587,715
Net Realized Gain on Investments as a result of
  partner-in-kind redemptions.........................       3,543,670           7,450,777
Net Unrealized Appreciation/Depreciation During the
  Period..............................................       9,926,325         (27,980,358)
                                                           -----------        ------------
Change in Net Assets from Operations..................      14,090,397         (19,941,866)
Distributions from Net Investment Income..............        (266,042)           (289,544)
                                                           -----------        ------------

NET CHANGE IN NET ASSETS FROM INVESTMENT ACTIVITIES...      13,824,355         (20,231,410)
                                                           -----------        ------------

FROM PARTNERSHIP UNIT TRANSACTIONS:
Proceeds From Units Issued Through Dividend
  Reinvestment........................................          52,133              50,714
Cost of Units Repurchased.............................      (3,908,192)         (8,037,767)
                                                           -----------        ------------

NET CHANGE IN NET ASSETS FROM PARTNERSHIP UNIT
  TRANSACTIONS........................................      (3,856,059)         (7,987,053)
                                                           -----------        ------------
TOTAL INCREASE/DECREASE IN NET ASSETS.................       9,968,296         (28,218,463)
NET ASSETS:
Beginning of the Period...............................      56,457,835          84,676,298
                                                           -----------        ------------
End of the Period.....................................     $66,426,131        $ 56,457,835
                                                           ===========        ============

CHANGE IN PARTNERSHIP UNITS OUTSTANDING:
Units Issued Through Dividend Reinvestment............             185                 163
Units Repurchased.....................................         (14,244)            (24,560)
                                                           -----------        ------------
  Decrease in Partnership Units Outstanding...........         (14,059)            (24,397)
                                                           ===========        ============

See Notes to Financial Statements

Financial Highlights
THE FOLLOWING SCHEDULE PRESENTS FINANCIAL HIGHLIGHTS FOR ONE SHARE OF THE FUND OUTSTANDING THROUGHOUT THE PERIODS INDICATED.

                                                       YEAR ENDED DECEMBER 31, (a)
                                             -----------------------------------------------
                                              2003      2002      2001      2000      1999
                                             -----------------------------------------------
NET ASSET VALUE, BEGINNING OF THE PERIOD...  $261.82   $352.77   $376.51   $348.41   $313.59
                                             -------   -------   -------   -------   -------
  Net Investment Income....................     2.99      2.60      2.40      1.85      1.77
  Net Realized and Unrealized Gain/Loss....    66.00    (92.27)   (24.86)    28.06     34.82
                                             -------   -------   -------   -------   -------
Total from Investment Operations...........    68.99    (89.67)   (22.46)    29.91     36.59
                                             -------   -------   -------   -------   -------
Less:
  Distributions from Net Investment
    Income.................................     1.28      1.28      1.28      1.28      1.28
  Distributions from Net Realized Gain.....      -0-       -0-       -0-       .53       .49
                                             -------   -------   -------   -------   -------
Total Distributions........................     1.28      1.28      1.28      1.81      1.77
                                             -------   -------   -------   -------   -------
NET ASSET VALUE, END OF THE PERIOD.........  $329.53   $261.82   $352.77   $376.51   $348.41
                                             -------   -------   -------   -------   -------

Total Return (b)...........................   26.44%   -25.47%    -5.97%     8.56%    11.48%
Net Assets at End of the Period (In
  millions)................................  $  66.4   $  56.5   $  84.7   $  94.8   $  94.2
Ratio of Expenses to Average Net Assets....     .78%      .71%      .64%      .65%      .75%
Ratio of Net Investment Income to Average
  Net Assets...............................    1.05%      .85%      .68%      .45%      .53%
Portfolio Turnover.........................       0%        0%        0%        0%        0%

(a) Based on average units outstanding.

(b) Total return based on net asset value (NAV) assumes an investment at the beginning of the period indicated, reinvestment of all distributions for the period, and sale of all units at the end of the period, all at NAV. These returns do not reflect the deduction of taxes that a partner would pay on Fund distributions or the redemption of Fund units.

                                               See Notes to Financial Statements

NOTES TO
FINANCIAL STATEMENTS

December 31, 2003

1. SIGNIFICANT ACCOUNTING POLICIES

Van Kampen Exchange Fund (the "Fund"), a California limited partnership, is a partnership registered under the Investment Company Act of 1940, as amended, as a diversified, open-end investment management company. The Fund seeks long-term growth of capital. The production of current income is a secondary objective. The Fund commenced investment operations on December 16, 1976.

    The following is a summary of significant accounting policies consistently followed by the Fund in the preparation of its financial statements. The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

A. SECURITY VALUATION Investments in securities listed on a securities exchange are valued at their sale price as of the close of such securities exchange. Equity securities traded on NASDAQ are valued at the NASDAQ Official Closing Price. Listed securities and unlisted securities for which the last sales price is not available are valued at the mean between the last reported bid and ask price. For those securities where quotations or prices are not available, valuations are determined in accordance with procedures established in good faith by the Managing General Partners. Short-term securities with remaining maturities of 60 days or less are valued at amortized cost, which approximates market value.

B. SECURITY TRANSACTIONS Security transactions are recorded on a trade date basis. Realized gains and losses are determined on an identified cost basis.

    The Fund may invest in repurchase agreements which are short-term investments whereby the Fund acquires ownership of a debt security and the seller agrees to repurchase the security at a future time and specified price. The Fund may invest independently in repurchase agreements, or transfer uninvested cash balances into a pooled cash account along with other investment companies advised by Van Kampen Asset Management (the "Adviser") or its affiliates, the daily aggregate of which is invested in repurchase agreements. Repurchase agreements are fully collateralized by the underlying debt security. The Fund will make payment for such securities only upon physical delivery or evidence of book entry transfer to the account of the custodian bank. The seller is required to maintain the value of the underlying security at not less than the repurchase proceeds due the Fund.

C. INVESTMENT INCOME Dividend income is recorded on the ex-dividend date and interest income is recorded on an accrual basis.

D. FEDERAL INCOME TAXES The Fund has met the qualifications to be classified as a partnership for federal income tax purposes and intends to maintain this qualification in the future. A partnership is not subject to federal income tax.

NOTES TO
FINANCIAL STATEMENTS

December 31, 2003

    At December 31, 2003, the cost and related gross unrealized appreciation and depreciation are as follows:

Cost of investments for tax purposes........................  $ 3,713,939
                                                              -----------
Gross tax unrealized appreciation...........................  $62,750,336
Gross tax unrealized depreciation...........................          -0-
                                                              -----------
Net tax unrealized appreciation on investments..............  $62,750,336
                                                              ===========

E. DISTRIBUTION OF INCOME AND GAINS Quarterly distributions to partners are recorded on the record date. Net investment income is allocated daily to each partner, relative to the total number of units held. Capital gains or losses will be allocated equally among units outstanding on the day recognized.

F. EXPENSE REDUCTIONS During the year ended December 31, 2003, the Fund's custody fee was reduced by $256 as a result of credits earned on cash balances.

2. INVESTMENT ADVISORY AGREEMENT AND OTHER TRANSACTIONS WITH AFFILIATES

Under the terms of the Fund's Investment Advisory Agreement, the Adviser will provide facilities and investment advice to the Fund for an annual fee payable monthly of .50% based on the average daily net assets of the Fund.

    For the year ended December 31, 2003, the Fund recognized expenses of approximately $21,200 representing legal services provided by Skadden, Arps, Slate, Meagher & Flom (Illinois), counsel to the Fund, of which a trustee of the Fund is an affiliated person.

    Under an Accounting Services agreement, the Adviser provides accounting services to the Fund. The Adviser allocates the cost of such services to each fund. For the year ended December 31, 2003, the Fund recognized expenses of approximately $9,500 representing Van Kampen Investments Inc.'s or its affiliates' (collectively "Van Kampen") cost of providing accounting services to the Fund, which is reported as part of "Other" expense in the Statement of Operations.

    Van Kampen Investor Services Inc. (VKIS), an affiliate of the Adviser, serves as the shareholder servicing agent for the Fund. For the year ended December 31, 2003, the Fund recognized expenses of approximately $15,000 representing transfer agency fees paid to VKIS. Transfer agency fees are determined through negotiations with the Fund's Managing General Partners.

    Managing general partners of the Fund who are not affiliated with the Adviser are compensated by the Fund at the annual rate of approximately $500 plus a fee of $250 per Board meeting attended.

    The Managing General Partners of the Fund instituted a Retirement Plan effective April 1, 1996. The Plan is not funded, and obligations under the Plan will be paid solely out of the Fund's general accounts. The Fund will not reserve or set aside funds for the payment of its obligations under the Plan by any form of trust or escrow. For the current Managing General Partners not affiliated with the Adviser, the annual retirement benefit payable per

NOTES TO
FINANCIAL STATEMENTS

December 31, 2003

year for a ten year period is based upon the highest total annual compensation received in any of the three calendar years preceding retirement. Managing General Partners with more than five but less than ten years service at retirement will receive a prorated reduced benefit. Under the Plan, for the Managing General Partners retiring with the effectiveness of the Plan, the annual retirement benefit payable per year for a ten year period is equal to 75% of the total compensation received from the Fund during the 1995 calendar year.

    At December 31, 2003, Van Kampen Funds Inc. and Van Kampen Exchange Corp., as nonmanaging general partners of the Fund, owned 223 and 3,110 units of partnership interest, respectively.

3. PARTNERSHIP UNIT TRANSACTIONS

Partners of the Fund may redeem units at any time. The net asset value of units redeemed, other than redemptions under a systematic withdrawal plan, may be paid in cash or securities, at the option of the Fund, and will ordinarily be paid in whole or in part in securities. The Fund's valuation will determine the quantity of securities tendered. The Fund will select securities for tender in redemptions based on tax or investment considerations.

4. INVESTMENT TRANSACTIONS

During the period, the cost of purchases and proceeds from sales of investments, excluding short-term investments, were $-0- and $3,616,271, respectively.

5. NET ASSETS

At December 31, 2003, net assets include the following:

Net paid in capital on units of beneficial interest.........  $ 7,665,588
Net unrealized appreciation on investments..................   58,760,543
                                                              -----------
Total net assets............................................  $66,426,131
                                                              ===========

                                     PART C

                               OTHER INFORMATION

ITEM 23.  EXHIBITS


                   (a)          Restated and Amended Certificate and Agreement of Limited
                                Partnership(20)
                      (1)       Amendment to Certificate of Limited Partnership, on Form
                                LP-1(16)
                      (2)       Amendment to Certificate of Limited Partnership, on Form
                                LP-2(17)
                      (3)       Amendment to Certificate of Limited Partnership, on Form
                                LP-2(19)
                      (4)       Amendment to Certificate of Limited Partnership, on Form
                                LP-2(20)
                   (b)          Bylaws(20)
                   (c)          Copy of Specimen Certificate(20)
                   (d)          Investment Advisory Agreement(19)
                   (e)          Not Applicable
                   (f)          Not Applicable
                   (g)(1)(a)    Custodian Contract(*)
                         (b)    Amendment to Custodian Contract(23)
                      (2)       Transfer Agency and Service Agreement(19)
                   (h)          Not Applicable
                   (i)          Not Applicable
                   (j)          Consent of Deloitte & Touche LLP+
                   (k)          Not Applicable
                   (l)          Not Applicable
                   (m)          Not Applicable
                   (n)          Not Applicable
                   (o)          Not Applicable
                   (p)(1)       Code of Ethics of the Investment Adviser and Distributor+
                      (2)       Code of Ethics of the Fund(22)


---------------

(16) Incorporated herein by reference to Post-Effective Amendment No. 16 to Registrant's Registration Statement on Form N-1A, File Number 811-2611, filed April 26, 1995.



(17) Incorporated herein by reference to Post-Effective Amendment No. 17 to Registrant's Registration Statement on Form N-1A, File Number 811-2611, filed April 29, 1996.



 (*) Incorporated herein by reference to Post-Effective Amendment No. 75 to Van
     Kampen American Capital Growth and Income Fund's Registration Statement on Form N-1A, File Number 2-21657, filed March 27, 1998.



(19) Incorporated herein by reference to Post-Effective Amendment No. 19 to Registrant's Registration Statement on Form N-1A, File Number 811-2611, filed April 27, 1998.



(20) Incorporated herein by reference to Post-Effective Amendment No. 20 to Registrant's Registration Statement on Form N-1A, File Number 811-2611, filed April 23, 1999.



(22) Incorporated herein by reference to Post-Effective Amendment No. 22 to Registrant's Registration Statement on Form N-1A, File Number 811-2611, filed April 27, 2001.



(23) Incorporated herein by reference to Post-Effective Amendment No. 23 to Registrant's Registration Statement on Form N-1A, File Number 811-2611, filed April 25, 2002.



 +   Filed Herewith.


ITEM 24.  PERSONS CONTROLLED BY OR UNDER COMMON CONTROL WITH REGISTRANT

     None.

ITEM 25.  INDEMNIFICATION

     Article XIII, Section 13.4 of the Registrant's Restated and Amended Certificate and Agreement of Limited Partnership provides as follows:

     "The Partnership shall indemnify each General Partner (including officers and or directors of a corporate General Partner and including former General Partners who have not ceased to be liable as General Partners under the Partnership Act) against judgments, fines, amounts paid in settlement, and expenses (including attorneys' fees) reasonably incurred by him in any civil, criminal or investigative proceeding in which he is involved or threatened to be involved by reason of his being a General Partner of the Partnership, provided that he acted in good faith, within what he reasonably believed to be the scope of his authority, and for a purpose which he reasonably believed to be within the scope of his authority, and for a purpose which he reasonably believed to be in the best interests of the Partnership or the Limited Partners. To the extent that a General Partner has been successful on the merits or otherwise in defense of any such proceeding or in defense of any claim or matter therein, he shall be deemed to have acted in good faith and in a manner he believed to be in the best interests of the Partnership or the Limited Partners. The determination under any other circumstances as to whether a General Partner acted in good faith, within what he reasonably believed to be the scope of his authority, and for a purpose which he reasonably believed to be in the best interests of the Partnership or the Limited Partners, shall be made by action of the General Partners who were not parties to such proceedings, or by independent legal counsel selected by the General Partners (who may be the regular counsel for the Partnership) in a written opinion. No General Partner shall be indemnified under this provision against any liability to the Partnership or its Partners to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office. The indemnification provided hereunder shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any applicable statute, agreement, vote of the General Partners or Limited Partners, or otherwise."

ITEM 26. BUSINESS AND OTHER CONNECTIONS OF INVESTMENT ADVISER

     See "Management, Organization and Capital Structure" in Part A and "Management of the Fund" in the Statement of Additional Information for information regarding the business of the Adviser. For information as to the business, profession, vocation and employment of a substantial nature of directors and officers of the Adviser, reference is made to the Adviser's current Form ADV (File No. 801-1669) filed under the Investment Advisers Act of 1940, as amended, incorporated herein by reference.

ITEM 27. PRINCIPAL UNDERWRITERS

     Not applicable.

ITEM 28. LOCATION OF ACCOUNTS AND RECORDS


     All accounts, books and other documents of the Registrant required by
Section 31(a) of the Investment Company Act of 1940, as amended, and the Rules thereunder to be maintained (i) by the Registrant will be maintained at its offices, located at Van Kampen Investments Inc., 1 Parkview Plaza, Oakbrook Terrace, Illinois 60181-5555, Van Kampen Investor Services Inc., Harborside Financial Center, Plaza 2, Jersey City, New Jersey 07303-0947, or at the State Street Bank and Trust Company, 1776 Heritage Drive, North Quincy, Massachusetts 02171; and (ii) by the Adviser, will be maintained at its offices, located at 1 Parkview Plaza, Oakbrook Terrace, Illinois 60181-5555.


ITEM 29.  MANAGEMENT SERVICES

     Not applicable.

ITEM 30.  UNDERTAKINGS

     Not applicable.

                                   SIGNATURE


     Pursuant to the requirements of the Investment Company Act of 1940, the Registrant, Van Kampen Exchange Fund, has duly caused this Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized, in the City of New York, and the State of New York, on the 23rd day of April, 2004.

                                    VAN KAMPEN EXCHANGE FUND

                                    By /s/ A. THOMAS SMITH III
                                      ------------------------------------------
                                            A. Thomas Smith III,
                                            Secretary

                            VAN KAMPEN EXCHANGE FUND


                INDEX TO EXHIBITS TO AMENDMENT NO. 25, FORM N-1A


 EXHIBIT                           DESCRIPTION OF
   NO.                                EXHIBIT
 -------                           --------------
(j)             Consent of Deloitte & Touche LLP
(p)(1)          Code of Ethics of Investment Adviser and Distributor